EXHIBIT 99.1

SOUTHERN MICHIGAN BANCORP, INC.
51 West Pearl Street
Coldwater, Michigan 49036

FOR IMMEDIATE RELEASE
CONTACT:  John H. Castle, CEO
(517) 279-5500

SOUTHERN MICHIGAN BANCORP, INC. ANNOUNCES THIRD QUARTER 2012 EARNINGS

Coldwater, Michigan, October 26, 2012: Southern Michigan Bancorp, Inc. (OTCBB: SOMC) announced net income of $1,154,000, or $0.49 per diluted share, for the three months ended September 30, 2012. This compares to net income of $887,000, or $0.38 per diluted share, for the three months ended September 30, 2011. Southern's net income for the nine months ended September 30, 2012, was $3,183,000, or $1.34 per diluted share, compared to net income of $2,397,000, or $1.03 per diluted share, for the same nine month period a year ago.

Total consolidated assets at September 30, 2012 were $515.6 million compared to $509.2 million at December 31, 2011.

Southern provided $350,000 for loan losses during the third quarter of 2012 compared to a $375,000 provision for loan losses for the third quarter of 2011. Net charge offs totaled $155,000 during the third quarter of 2012 compared to $379,000 in the third quarter of 2011. For the nine month period ended September 30, 2012, net charge offs totaled $1,100,000 compared to $1,171,000 for the same nine month period in 2011. Loan delinquencies decreased 21 basis points to 2.06% at September 30, 2012 as compared to 2.27% at September 30, 2011.

The annualized return on average assets for the nine month periods ended September 30, 2012 and 2011 was 0.82% and 0.64%, respectively. The annualized return on average equity was 7.94% for the first nine months of 2012 compared to 6.46% for the same period of 2011.

John H. Castle, Chairman and Chief Executive Officer of Southern Michigan Bancorp, Inc., stated, "We continue to be pleased with our strong results. The 32.8% increase in earnings for the first nine months of 2012 was driven by our commitment to core banking; an increase in outstanding loan volumes, a reduction in funding costs and strong secondary market residential loan volumes. With our current liquidity levels and solid capital ratios, Southern remains well positioned to respond to increasing credit demand from businesses and consumers."

Southern Michigan Bancorp, Inc. is a bank holding company and the parent company of Southern Michigan Bank & Trust. It operates 15 branches within Branch, Calhoun, Hillsdale and St. Joseph Counties, providing a broad range of consumer, business and wealth management services throughout the region.

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This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and Southern Michigan Bancorp, Inc. Management's determination of the provision and allowance for loan losses and other accounting estimates, such as the carrying value of goodwill, other real estate owned and mortgage servicing rights and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment), involves judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. Our ability sell other real estate owned at its carrying value or at all, successfully implement new programs and initiatives, increase efficiencies, maintain our current level of deposits and other sources of funding, respond to declines in collateral values and credit quality, and improve profitability is not entirely within our control and is not assured. The future effect of changes in the financial and credit markets and the national and regional economy on the banking industry, generally, and Southern Michigan Bancorp, Inc., specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extend, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed in or implied by such forward-looking statements. Southern Michigan Bancorp, Inc. does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2011. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

SOUTHERN MICHIGAN BANCORP, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share data)

	September 30, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$44,085	$42,185
Federal funds sold	255	287
Securities available for sale	75,594	90,344
Loans held for sale	2,412	1,088
Loans, net of allowance for loan losses of $5,362 - 2012 ($5,412 - 2011)	345,126	327,392
Premises and equipment, net	12,328	12,546
Accrued interest receivable	2,527	2,148
Net cash surrender value of life insurance	10,562	10,312
Goodwill	13,422	13,422
Other intangible assets, net	1,422	1,666
Other assets	7,828	7,830
TOTAL ASSETS	$515,561	$509,220

LIABILITIES
Deposits:
Non-interest bearing	$70,853	$61,930
Interest bearing	360,132	358,581
Total deposits	430,985	420,511

Securities sold under agreements to repurchase and overnight borrowings	16,331	18,074
Accrued expenses and other liabilities	4,803	4,568
Other borrowings	2,294	7,751
Subordinated debentures	5,155	5,155
Common stock subject to repurchase obligation in Employee
Stock Ownership Plan, shares outstanding - 121,181 in 2012
(115,170 shares in 2011)	1,666	1,296
Total liabilities	461,234	457,355

SHAREHOLDERS' EQUITY
Preferred stock, 100,000 shares authorized; none issued or outstanding	-	-
Common stock, $2.50 par value:
Authorized - 4,000,000 shares
Issued - 2,375,642 shares in 2012 (2,358,599 shares in 2011)
Outstanding (other than ESOP shares) - 2,254,461 shares in 2012 (2,243,429 shares in 2011)	5,636	5,609
Additional paid-in capital	18,021	18,278
Retained earnings	30,164	27,576
Accumulated other comprehensive income, net	575	571
Unearned Employee Stock Ownership Plan shares	(69)	(169)
Total shareholders' equity	54,327	51,865
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$515,561	$509,220

SOUTHERN MICHIGAN BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Interest income:
Loans, including fees	$4,679	$4,444	$13,819	$13,148
Securities:
Taxable	120	164	339	473
Tax-exempt	238	237	726	671
Other	20	31	77	129
Total interest income	5,057	4,876	14,961	14,421

Interest expense:
Deposits	554	771	1,802	2,418
Other	119	146	381	453
Total interest expense	673	917	2,183	2,871
Net interest income	4,384	3,959	12,778	11,550
Provision for loan losses	350	375	1,050	875
Net interest income after provision for loan losses	4,034	3,584	11,728	10,675

Non-interest income:
Service charges on deposit accounts	449	489	1,256	1,568
Trust fees	276	284	837	852
Net gains on security calls and sales	-	2	3	4
Net gains on loan sales	519	309	1,397	831
Earnings on life insurance assets	82	87	250	251
Brokerage income	53	76	156	170
ATM and debit card fee income	289	263	853	755
Other	137	134	418	371
Total non-interest income	1,805	1,644	5,170	4,802

Non-interest expense:
Salaries and employee benefits	2,492	2,310	7,180	7,051
Occupancy, net	237	230	797	939
Equipment	197	158	606	565
Printing, postage and supplies	104	139	348	382
Telecommunication expenses	55	74	212	271
Professional and outside services	309	253	845	673
FDIC assessments	94	101	294	376
Software maintenance	125	110	356	325
Amortization of other intangibles	82	85	244	254
Expenses relating to OREO property	74	72	276	203
ATM expenses	108	93	318	267
Other	440	468	1,265	1,137
Total non-interest expense	4,317	4,093	12,741	12,443
INCOME BEFORE INCOME TAXES	1,522	1,135	4,157	3,034
Federal income tax provision	368	248	974	637
NET INCOME	$1,154	$887	$3,183	$2,397

Basic Earnings Per Common Share	$0.49	$0.38	$1.35	$1.03
Diluted Earnings Per Common Share	0.49	0.38	1.34	1.03
Dividends Declared Per Common Share	0.09	0.05	0.25	0.15